                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Connetics Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         [CNCT Logo and Stylized Name]

Dear Fellow Stockholders:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Connetics Corporation, which will be held on Wednesday, May 19, 1999, at 9:00 a.m., local time, at the Company's offices at 3294 WEST BAYSHORE ROAD, PALO ALTO, CALIFORNIA.

     At the Annual Meeting, you will be asked to consider and vote on the proposals outlined in the enclosed Notice of Annual Meeting and more fully described in the enclosed Proxy Statement. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return (if possible, by no later than May 14, 1999) the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to vote in person, please notify the Secretary of the Company and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's 1998 Annual Report is also enclosed.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely yours,

                                          /s/ Thomas G. Wiggans
                                          Thomas G. Wiggans
                                          President and Chief Executive Officer

Palo Alto, California
April 9, 1999

                             YOUR VOTE IS IMPORTANT
IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, IN ORDER TO ASSURE YOUR REPRESENTATION WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING REPLY ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

                             CONNETICS CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 19, 1999
                            ------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of Connetics Corporation ("Connetics" or the "Company") will be held at the Company's offices at 3294 West Bayshore Road, Palo Alto, California 94303, on Wednesday, May 19, 1999, at 9:00 a.m., for the following purposes:

     1. To elect eight (8) directors to hold office until the next Annual Meeting and until their successors have been elected and qualified.

     2. To approve amendments to the Company's 1994 Stock Plan to (a) increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to an aggregate of 3,100,000 shares; (b) increase the limit on annual grants under the plan from 150,000 to 300,000; and (c) increase the limit on grants of restricted stock from 25,000 to 50,000.

     3. To approve an amendment to the Company's 1995 Directors' Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 shares to an aggregate of 400,000 shares.

     4. To approve the adoption of the 2000 Stock Plan.

     5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999.

     6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 26, 1999 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                                          By order of the Board of Directors,

                                          /s/ Katrina J. Church
                                          Katrina J. Church, Secretary

Palo Alto, California
April 9, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About the Meeting...........................................     1
  What is the purpose of the annual meeting?................     1
  Can I change my vote after I return my proxy card?........     1
  Who is entitled to vote?..................................     1
  What constitutes a quorum?................................     1
  Who pays for solicitation of proxies?.....................     1
  What are the Board's recommendations?.....................     2
  What vote is required to approve each item?...............     2

Proposal 1 -- Election of Directors.........................     2
  Directors Standing for Election...........................     2
  Executive Compensation and Related Information............     5
     Report of the Compensation Committee...................     5
  Compensation Committee Interlocks and Insider
     Participation..........................................     7
  Stock Performance Graph...................................     7
  Executive Compensation Summary Table......................     8
  Option Grants for Fiscal 1998.............................     8
  Aggregate Option Exercises for Fiscal 1998 and Option
     Values on December 31, 1998............................     9
  Certain Relationships and Related Transactions............    10
  Section 16(a) Beneficial Ownership Reporting Compliance...    12

Stock Ownership.............................................    13

Proposal 2 -- Amendment of 1994 Plan........................    15

Proposal 3 -- Amendment of 1995 Directors Plan..............    20

Proposal 4 -- Approval of Adoption of 2000 Stock Plan.......    22

Proposal 5 -- Ratification of Selection of Independent
  Auditors..................................................    25

Other Matters...............................................    25

Additional Information......................................    26
  Stockholder Proposals for the 2000 Annual Meeting.........    26
  Documents Incorporated by Reference.......................    26

2000 Stock Plan............................................Exhibit

                             CONNETICS CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Connetics Corporation, a Delaware corporation, with principal executive offices at 3400 West Bayshore Road, Palo Alto, California 94303 ("Connetics" or the "Company"), to be voted upon at the Annual Meeting of Stockholders on Wednesday, May 19, 1999 (the "Annual Meeting") and at any adjournment or adjournments thereof.

     These proxy materials were first mailed to stockholders on or about April 9, 1999.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Any stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of such proxy by providing written notice of such revocation to the Secretary of the Company at its offices at 3400 West Bayshore Road, Palo Alto, California 94303, or by providing a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

WHO IS ENTITLED TO VOTE?

     Stockholders of record at the close of business on March 26, 1999 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, the Company had 21,186,465 shares of Common Stock outstanding and entitled to vote and approximately 187 stockholders of record, including several holders who are nominees for an undetermined number of beneficial owners. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 26, 1999 will constitute a quorum. All proxies representing shares that are entitled to vote at the meeting will be counted toward establishing a quorum, regardless of whether such proxies contain abstentions or broker non-votes.

WHO PAYS FOR SOLICITATION OF PROXIES?

     The Company will bear the entire cost of soliciting these proxies, including the preparation, assembly, printing, handling and mailing of the proxy card and related material. The Company also expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their actual expense in forwarding proxy material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, telegraph or personal communication by directors, officers, regular employees or agents of the Company. These persons will receive no extra compensation for their services. The Company may also use an outside solicitor to assist with the solicitation of proxies. If the Company were to use an outside solicitor, the Company would pay that solicitor for its services, the cost of which is estimated to be approximately $25,000.

     The Annual Report of the Company for the year ended December 31, 1998 has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The Board of Directors recommends a vote FOR each of proposals 1, 2, 3, 4 and 5.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     All valid proxies received prior to the Annual Meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy card, the shares will be voted in accordance with that specification. If no specification is made, the shares will be voted FOR each of proposals 1, 2, 3, 4 and 5 and, in the proxy holders' discretion, as to other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy card or its substitute that the broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present or voting with respect to that matter. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and Broker Non-Votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

     Election of Directors. The eight nominees receiving the highest number of affirmative votes of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

     Amendment of Existing Plans. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to approve the amendments to existing option plans. The effect of an abstention is the same as that of a vote against the approval of the amendments to the existing plans.

     Approval of New Plan. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to approve the adoption of the 2000 Plan.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

     At the Annual Meeting, eight (8) directors will be elected by the stockholders to serve until the next Annual Meeting and until their successors are elected and qualified, or until their death, resignation or removal. The Board of Directors will vote all proxies received by them FOR the eight (8) nominees listed below unless otherwise instructed in writing on such proxy. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who will be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

     The Company currently has authorized nine directors. A board of eight directors is to be elected at the Annual Meeting, with a vacancy left by one director who is not standing for re-election to be filled at a later time. Unless otherwise instructed, the proxy holders will vote the proxies received for the Company's eight nominees named below, all of whom are currently directors of the Company. If additional persons are nominated for election as directors, the proxy holder intends to vote all proxies received in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the proxy holder(s) will determine the specific nominees to be voted for. In any event, the proxy holders cannot vote for more than eight persons. The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below:

G. KIRK RAAB                                                 DIRECTOR SINCE 1995

     Mr. Raab, 63, has served as the Chairman of the Board of Directors of the Company since October 1995. From 1985 to January 1990, Mr. Raab served as President, Chief Operating Officer and a Director of Genentech, Inc., a biotechnology company, and from January 1990 to July 1995, he served as Genentech's President, Chief Executive Officer and a Director. Prior to joining Genentech, Inc. in 1985, Mr. Raab was President, Chief Operating Officer, and a Director of Abbott Laboratories, and before that, held executive positions with Beecham Group, A.H. Robins and Pfizer, Inc. He is also Chairman of Shaman Pharmaceuticals, Inc., LXR Biotechnology Inc., and Oxford Glycosciences Ltd. and a director of Applied Imaging Inc., as well as two privately-held biotechnology companies.

THOMAS G. WIGGANS                                            DIRECTOR SINCE 1994

     Mr. Wiggans, 47, has served as President, Chief Executive Officer and as a director of the Company since July 1994. From February 1992 to April 1994, Mr. Wiggans served as President and Chief Operating Officer of CytoTherapeutics, a biotechnology company. From 1980 to February 1992, Mr. Wiggans served at various positions at Ares-Serono Group, a pharmaceutical company, including President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. From 1976 to 1980 he held various sales and marketing positions with Eli Lilly & Co., a pharmaceutical company. He is currently a director of the Biotechnology Industry Organization, and Chairman of the governing body of its emerging company section. He was also President of the Board of Directors of the Association of Biotechnology Companies.

ALEXANDER E. BARKAS, PH.D.                                   DIRECTOR SINCE 1993

     Dr. Barkas, 51, served as Acting Chairman of the Board of Directors of the Company from January 1994 to August 1994 and as Chairman of the Board of Directors of the Company from August 1994 to October 1995. Dr. Barkas has been a Managing Partner of Prospect Venture Partners, a venture capital investment firm, since June 1997. He was previously a partner with Kleiner Perkins Caufield & Byers, a venture capital investment firm from September 1991 to June 1997. Dr. Barkas also serves as Chairman of the Board of Directors of Geron Corporation and as a director of several privately-held medical technology companies.

EUGENE A. BAUER, M.D.                     DIRECTOR SINCE 1996 AND FROM 1993-1995

     Dr. Bauer, 56, has been Dean of the Stanford University School of Medicine since 1995, Professor, Department of Dermatology, Stanford University School of Medicine since 1988, and Chief of the Dermatology Service at Stanford University Hospital from 1988 to 1995. Previously, he was a professor at Washington University School of Medicine from 1982 to 1988. He has served as chairman of two National Institutes of Health study sections of the National Institute of Arthritis and Musculoskeletal and Skin Diseases and has served on a board of scientific counselors for the National Cancer Institute. Dr. Bauer is currently a director of Reconstructive Technologies, Inc.

BRIAN H. DOVEY                                               DIRECTOR SINCE 1995

     Mr. Dovey, 57, has been a managing member of Domain Associates L.L.C., a venture capital investment firm since 1988. From 1986 to 1988, Mr. Dovey was President of Rorer Group, Inc., a pharmaceutical company. Mr. Dovey also serves on the boards of directors of Creative BioMolecules, Inc., NABI, Inc., Trimeris, Inc., U.S. Bioscience, Inc., and Vivus, Inc., all publicly-held companies, and as a director of several privately-held companies.

JOHN C. KANE                                                 DIRECTOR SINCE 1997

     Mr. Kane, 59, joined Cardinal Health, Inc., a healthcare services provider, as President and Chief Operating Officer in March 1993. Prior to joining Cardinal, Mr. Kane served in various operational and management positions at Abbott Laboratories for 19 years, most recently as President of Ross Laboratories Division. Mr. Kane is a director of Cardinal Health, Inc. and LXR Biotechnology Inc. Mr. Kane also serves on several medical advisory councils and educational foundations.

THOMAS D. KILEY                                              DIRECTOR SINCE 1993

     Mr. Kiley, 55, has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. From 1969 to 1980, he was with the Los Angeles law firm of Lyon & Lyon and was a partner in such firm from 1975 to 1980. Mr. Kiley is also a director of Geron Corporation and certain private biotechnology and other companies.

JOSEPH J. RUVANE, JR.                                        DIRECTOR SINCE 1995

     Mr. Ruvane, 73, was President, Chief Executive Officer, and Chairman of Glaxo, Inc., a pharmaceutical company from 1981 to 1988, and served as Vice Chairman of the Board of Directors of Glaxo from 1988 to 1990. Mr. Ruvane has also served as the executive director of Glaxo Holdings PLC. Mr. Ruvane currently serves as a director of Intercardia, a public company, Southern Research Institute, the James G. Cannon Research Center, and as Chairman of Pozen Inc., a privately held drug development company, and Southern Research Institute, a non-profit contract research organization. He serves on the Thelonious Monk Institute of Jazz National Advisory Board and on the University of Virginia Art and Sciences Alumni Council.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 1998?

     The Board of Directors held a total of five (5) regular meetings during the year ended December 31, 1998 and one (1) special meeting. All current directors attended at least 75% of the total meetings of the Board and the Board Committees of which they were members during 1998, except that Dr. Bauer attended three (3) of the regular meetings during the year.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Compensation Committee of the Board of Directors was formed in June 1994 to review and approve the compensation and benefits for the Company's executive officers, administer the Company's stock purchase and stock option plans and make recommendations to the Board of Directors regarding such matters. The committee is currently composed of Mr. Kane and Mr. Ruvane. The Compensation Committee held five (5) meetings and three (3) telephonic meetings in 1998.

     The Audit Committee of the Board of Directors reviews the results and scope of the audit and other services provided by the Company's independent accountants. The Audit Committee is currently composed of Mr. Barkas, Mr. Kiley, and Mr. Raab. Kenneth Plumlee, a director who is not standing for re-election to the Board, also served on the Audit Committee in 1998. The Audit Committee held two meetings in 1998.

HOW ARE DIRECTORS COMPENSATED?

     Cash Compensation. Effective January 1, 1999, the Board made certain changes to the compensation policy. As of that date, non-employee directors will receive an annual fee upon reelection to the Board of $15,000, plus $1,250 per meeting for services provided in their capacity as directors. There are no additional fees for serving on committees of the Board. Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. The Board has authorized the $15,000 annual fee to be payable in unrestricted stock or options to purchase stock of the Company, if that can be done in accordance with the Company's existing stock plans.

     Equity. Non-employee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan. Each person who first becomes a non-employee director of the Company is granted a non-statutory stock option to purchase 30,000 shares of Common Stock (the "First Option") on the date on which the optionee first becomes a non-employee director of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders at which a non-employee director is re-elected, such non-employee director (including any director who was not granted a First Option prior to the date of such annual meeting) is granted an option to purchase 7,500 shares of Common Stock (a "Subsequent Option") if, on such date, he or she has served on the Company's Board of Directors for at least six months. The Directors' Plan provides that the First Option shall become exercisable in installments as to 25% of the total number of shares subject to the First Option on each of the first, second, third and fourth anniversaries of the date of grant of the First Option; each Subsequent Option shall become exercisable in full on the first anniversary of the date of grant of that Subsequent Option. The exercise price of all stock options granted under the Directors' Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option.

     Mr. Raab. As a consultant to the Company, Mr. Raab has a consulting agreement pursuant to which the Company compensates Mr. Raab in addition to the compensation he is paid as a director of the Company. See "Certain Relationships and Related Transactions."

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference in such filings.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has general responsibility for establishing the compensation payable to the Company's executive officers and has the sole and exclusive authority to administer the Company's 1994 Stock Plan under which grants may be made to such individuals.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

     Under the supervision of the Compensation Committee, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Compensation Committee to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals which the Compensation Committee establishes from time to time for the Company or the individual and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the three primary components of the compensation package provided the executive officers.

     Base Salary. The Committee established annual base salary levels for executives based on competitive survey data, level of experience, position and responsibility, the prior year's corporate performance, the incentives necessary to attract and retain qualified management, and individual recommendations of executive management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

     Cash-Based Incentive Compensation. Cash bonuses are awarded to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals. Cash bonuses awarded in 1999 based on 1998 performance are reflected in the Summary Compensation Table.

     Long-Term Incentive Compensation. The Company has used its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under the Company's option plan take the form of stock options designed to give the recipient an equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations. In addition, the Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position with the Company and his or her existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it believes the circumstances warrant. Option grants during 1998 to the executive officers are reflected in the table under "Option Grants in Fiscal 1998."

HOW IS THE COMPANY ADDRESSING THE INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     The Company is subject to Section 162(m) of the Internal Revenue Code adopted in 1993, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Committee takes into account the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     In setting the compensation payable during fiscal 1998 to the Company's Chief Executive Officer, Thomas G. Wiggans, the Committee used the same factors as described above for the executive officers. The Compensation Committee reviewed Mr. Wiggans' compensation relative to industry comparables and his performance over the last twelve (12) months in achieving the Company goals. As a result of this review, in February 1998, Mr. Wiggans received a stock option grant of 50,000 shares and in November 1998, he received a stock option grant for an additional 100,000 shares, as part of a number of grants made to certain of the Company's employees. Mr. Wiggans was also awarded a bonus in the amount of $100,000 for fiscal 1998. Mr. Wiggans' annual base salary was increased to $320,000 (from $280,000) for 1998.

                 Submitted by the 1998 Compensation Committee:
                                  John C. Kane
                             Joseph J. Ruvane, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are John C. Kane and Joseph J. Ruvane, Jr. Neither of these individuals was at any time during the year ended December 31, 1998 or at any other time an officer or employee of the Company.

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the performance of the Company's common stock with the performance of the NASDAQ Composite Index and the Nasdaq Pharmaceutical Index for the period commencing January 31, 1996, the date of the Company's initial public offering, to the last day of the Company's fiscal year ended December 31, 1998. The graph assumes that $100 was invested on January 31, 1996 in each of the Company's common stock, the NASDAQ Composite Index and the Nasdaq Pharmaceutical Index, and that all dividends were reinvested.

                                                                                                          NASDAQ PHARMACEUTICAL
                                                  CONNETICS CORPORATION      NASDAQ COMPOSITE INDEX               INDEX
                                                  ---------------------      ----------------------       ---------------------
Feb-96                                                   100.00                      100.00                      100.00
Mar-96                                                    71.00                      103.00                       95.00
Jun-96                                                    89.00                      112.00                       92.00
Sep-96                                                    76.00                      116.00                       94.00
Dec-96                                                    73.00                      121.00                       91.00
Mar-97                                                    66.00                      115.00                       87.00
Jun-97                                                    62.00                      136.00                       94.00
Sep-97                                                    32.00                      159.00                      105.00
Dec-97                                                    27.00                      149.00                       94.00
Mar-98                                                    47.00                      174.00                      104.00
Jun-98                                                    34.00                      179.00                       96.00
Sep-98                                                    33.00                      162.00                       91.00
Dec-98                                                    52.00                      209.00                      121.00

                      EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth certain compensation paid by the Company during the three years ended December 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 1998 (collectively, the "Named Officers"):

                                                                        LONG-TERM
                                               ANNUAL COMPENSATION    COMPENSATION
                                               --------------------   -------------
                                                                      NO. OF SHARES
                                                                       UNDERLYING         ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)    OPTIONS(#)     COMPENSATION($)(1)
     ---------------------------        ----   ---------   --------   -------------   ------------------
Thomas G. Wiggans.....................  1998    315,000     100,000      150,000             4,577
  President and Chief Executive
     Officer                            1997    280,000          --      100,000            43,751(2)
                                        1996    270,833     120,000           --            79,972(3)
W. Scott Harkonen.....................  1998    219,000      20,000       25,000             2,243
  Senior Vice President, Product        1997    219,000          --       25,000             1,350
  Development and Operations            1996    210,000      26,000           --             1,288
John L. Higgins(4)....................  1998    190,000      50,000       60,000             3,319(5)
  Vice President, Finance and           1997     56,055          --      110,000            25,092(6)
  Administration and                    1996        N/A         N/A          N/A               N/A
  Chief Financial Officer
Robert G. Lederer(7)..................  1998     92,814      25,000      110,000            38,025(8)
  Senior Vice President, Commercial     1997        N/A         N/A          N/A               N/A
  Operations                            1996        N/A         N/A          N/A               N/A
Ernst Rinderknecht....................  1998    176,545      30,000       23,000             6,186(9)
  Vice President, Process Science and   1997    172,115          --       13,000             3,049(10)
  Manufacturing                         1996    159,000      12,000           --             2,858(10)

---------------
 (1) Except as otherwise indicated, "other compensation" represents premiums paid by the Company for group term life insurance. In addition, for 1998 "other compensation" includes a Company match in the amount of $1,059 for investment in the Company's 401(k) plan. See "Certain Relationships and Related Transactions."

 (2) Also includes airfare paid by the Company for Mr. Wiggans' spouse of $2,232 and debt forgiveness on a loan of $38,244. See "Certain Relationships and Related Transactions."

 (3) Also includes debt forgiveness on a loan of $76,809. See "Certain Relationships and Related Transactions."

 (4) Mr. Higgins joined the Company in September 1997.

 (5) Also includes $1,943 paid as an incentive travel bonus.

 (6) Also includes $25,000 in relocation expenses.

 (7) Mr. Lederer joined the Company in July 1998. His annual salary rate was $225,000 in 1998.

 (8) Also includes $2,089 in rental reimbursement and $35,000 in relocation expenses. Mr. Lederer did not participate in the Company's 401(k) plan during 1998.

 (9) Also includes reimbursement of $1,314 for disability insurance paid by Dr. Rinderknecht and $2,000 paid as an incentive travel bonus.

(10) Also includes reimbursement of $1,314 for disability insurance paid by Dr. Rinderknecht.

                         OPTION GRANTS FOR FISCAL 1998

     The following table provides certain information with respect to stock options granted to the Named Officers in fiscal 1998. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical present value, as of the grant date, of the options under the option pricing model discussed below. The hypothetical value of the options as of their date of grant has been calculated, as permitted by the rules of the Securities and Exchange Commission, based on a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the

Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

                                                                                        POTENTIAL REALIZABLE VALUE
                            NUMBER OF    PERCENTAGE OF                                  AT ASSUMED ANNUAL RATES OF
                              SHARES         TOTAL                                     STOCK PRICE APPRECIATION FOR
                            UNDERLYING      OPTIONS                                           OPTION TERM(2)
                             OPTIONS      GRANTED TO     EXERCISE PRICE   EXPIRATION   ----------------------------
           NAME             GRANTED(1)     EMPLOYEES       PER SHARE         DATE          5%               10%
           ----             ----------   -------------   --------------   ----------   -----------      -----------
Thomas G. Wiggans.........    50,000          6.1%           $4.00         03/04/08     $125,779         $318,748
                             100,000         12.2%           $3.25         11/05/08     $204,391         $517,966
W. Scott Harkonen.........    25,000          3.0%           $4.00         03/04/08     $ 62,889         $159,374
John L. Higgins...........    10,000          1.2%           $4.00         03/04/08     $ 25,156         $ 63,750
                              50,000          6.1%           $3.25         11/05/08     $102,195         $258,983
Robert G. Lederer.........   110,000         13.4%           $3.88         07/01/08     $268,066         $679,333
Ernst Rinderknecht........     8,000          0.9%           $4.00         03/04/08     $ 20,125         $ 51,000
                              15,000          1.8%           $3.25         11/05/08     $ 30,659         $ 77,695

---------------
(1) These stock options, which were granted under the 1994 Stock Plan, generally become exercisable at a rate of one-fourth of the shares of Common Stock subject to the option at the end of the first twelve month period after the date of grant and 1/16 of the shares of Common Stock subject to the option at the end of each quarter thereafter, as long as the optionee remains an employee with, consultant to, or director of the Company.

(2) The hypothetical value for the options is calculated based on assumed rates of annual compound stock price appreciation during the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. Similarly, if the market price of the Common Stock appreciates at rates in excess of the assumed 5% and 10% levels, executive officers could realize significantly greater value.

                   AGGREGATE OPTION EXERCISES FOR FISCAL 1998
                     AND OPTION VALUES ON DECEMBER 31, 1998

     The following table sets forth information for the Named Officers with respect to exercises of options to purchase common stock in the fiscal year ended December 31, 1998.

                                                                          NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                                  SHARES ACQUIRED                    ---------------------------   ---------------------------
              NAME                  ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                ---------------   --------------   -----------   -------------   -----------   -------------
Thomas G. Wiggans...............       7,000           $25,327         84,465         236,696       $221,091       $521,578
W. Scott Harkonen...............       8,000           $39,442         70,856          55,456       $325,367       $135,898
John L. Higgins.................          --                --         34,375         135,625       $ 53,711       $268,164
Robert G. Lederer...............          --                --              0         110,000       $      0       $220,000
Ernst Rinderknecht..............          --                --         27,937          36,167       $120,817       $ 86,169

---------------
(1) Based on the closing price of the Company's Common Stock on December 31, 1998 as reported on the NASDAQ National Market ($5.875 per share), minus the per share exercise price, multiplied by the number of shares underlying the option.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company has a Consulting Agreement with G. Kirk Raab pursuant to which Mr. Raab serves as a director, consultant and the Chairman of the Company's Board of Directors. Pursuant to such agreement, the Company pays Mr. Raab a base annual director's fee of $180,000. Since 1995, in connection with the consulting agreement, Mr. Raab has been granted options to purchase 249,950 shares of the Company's Common Stock with exercise prices ranging from $0.45 to $11.00 per share. These options are in addition to options granted to Mr. Raab in connection with his service as a director. In 1998, Mr. Raab entered into a Restricted Common Stock Purchase Agreement with the Company for 25,000 shares at a price of $0.10 per share. These shares were 100% vested and exercisable upon completion of the Agreement. In addition, Mr. Raab is reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

     Mr. Wiggans serves as President and Chief Executive Officer of the Company pursuant to an employment agreement entered into in June 1994. Pursuant to such agreement, Mr. Wiggans receives an annual base salary, which is reviewed annually, and is eligible for an annual cash bonus based on consideration of Mr. Wiggans' attainment of corporate goals and achievement of key milestones. In addition, Mr. Wiggans acquired 146,142 shares of Common Stock pursuant to a restricted stock purchase agreement in June 1994. The Company loaned Mr. Wiggans the money to purchase the shares, pursuant to a Secured Loan Agreement and Promissory Note dated August 1, 1994 and payable on August 1, 1999. As of March 26, 1999, all of those shares had been released from the Company's repurchase option. The employment agreement provides for Mr. Wiggans to receive continuation of salary and benefits and continuation of vesting with respect to all of the Common Stock held by Mr. Wiggans for nine months following the termination of his employment from the Company other than for cause, and to the payment of premiums on a life insurance policy in the amount of $1,000,000 for the benefit of Mr. Wiggans' family.

     Mr. Lederer serves as an officer of the Company pursuant to an employment agreement entered into on July 1, 1998. Pursuant to such agreement, Mr. Lederer receives an annual base salary, which is reviewed annually, and is eligible for an annual cash bonus based on consideration of attainment of corporate goals and achievement of key milestones, including corporate sales goals. The employment agreement provides for Mr. Lederer to receive continuation of salary and benefits and continuation of vesting with respect to all of the Common Stock held by Mr. Lederer for six months following the termination of his employment from the Company other than for cause.

LOANS TO CERTAIN EMPLOYEES AND CONSULTANTS

     The Company has loaned money to Mr. Wiggans pursuant to two interest-bearing loan agreements for up to $108,000 and for $225,000, respectively, both of which are secured by shares of Common Stock held by Mr. Wiggans. In connection with the $108,000 loan, between 1996 and 1997 the Board of Directors forgave all of the principal and accrued interest in three installments for a total forgiveness of $115,053. The $225,000 loan was amended and restated in July 1996 and again in July 1998. Under the restated terms, the loan bears interest at a rate of 6.74% per annum, and Mr. Wiggans was given the option of paying accrued interest only in July 1998. Thereafter, under the restated terms, a $50,000 principal payment plus interest accrued to date is due and payable on each of August 31, 1999, August 31, 2000 and August 31, 2001. The current balance owed to the Company under this loan at December 31, 1998 was $211,037. The balance of the principal amount outstanding plus all accrued interest is due and payable on August 31, 2002.

     The Company has loaned money to Dr. Harkonen, the Company's Senior Vice President of Product Development and Operations, pursuant to a Secured Loan Agreement in the amount of $100,000, which is secured by 25,000 shares of Common Stock issuable upon the exercise of vested options held by Dr. Harkonen. The loan bears interest at 8.5% per annum, compounded annually and at December 31, 1998, $110,083 was owed under the loan. All principal and accrued interest is due and payable on the earlier of

(a) October 30, 2000 or (b) the termination of Dr. Harkonen's employment or consulting relationship with the Company for any reason.

     The Company has loaned money to Mr. Higgins, the Company's Vice President, Finance and Administration and Chief Financial Officer, pursuant to a Secured Loan Agreement in the amount $18,000, which is secured by 110,000 shares of Common Stock issuable upon the exercise of vested options held by Mr. Higgins. The loan bears interest at 8.5% per annum, compounded annually and at December 31, 1998, $19,479 was owed under the loan. All principal and accrued interest is due and payable on the earlier of (a) January 9, 2001 or (b) the termination of Mr. Higgins employment or consulting relationship with the Company for any reason.

     The Company has loaned money to Mr. Lederer, the Company's Senior Vice President of Commercial Operations, pursuant to a Secured Loan Agreement for an aggregate of $72,000 over a two-year period. Any loans under the Agreement are secured by 110,000 shares of Common Stock issuable upon the exercise of vested options held by Mr. Lederer. The first loan installment bears interest at 5.48% per annum, compounded annually and at December 31, 1998, $18,337 was owed under the loan. All principal and accrued interest is due and payable on the earlier of (a) August 21, 2001 or (b) the termination of Mr. Lederer's employment or consulting relationship with the Company for any reason.

INVESTMENTS BY CERTAIN STOCKHOLDERS

     In April 1998, the Company sold an aggregate of 2,162,163 shares of the Company's Common Stock at a price of $4.63 per share to certain accredited investors in a private placement. As part of this financing, Alta BioPharma Partners, L.P. and affiliated entities purchased 2,162,163 shares of Common Stock from the Company for an aggregate price of $10,000,004.00.

     In November 1998, the Company sold an aggregate of 3,167,500 shares of the Company's Common Stock at a price of $4.00 per share to certain accredited investors in a private placement. As part of this financing, certain directors and five percent stockholders of the Company purchased shares of Common Stock from the Company as follows (see "Stock Ownership"):

                                                                                              AGGREGATE
                      NAME                                RELATIONSHIP           NO. SHARES     PRICE
                      ----                        ----------------------------   ----------   ----------
Domain Partners III, L.P. and affiliated
  entities                                        5% stockholder; Director       1,500,000    $6,000,000
New Enterprise Associates VIII, Limited
  Partnership and affiliated entities             5% stockholder                 1,250,000    $5,000,000
Alta Partners and affiliated entities             5% stockholder                   250,000    $1,000,000
Alexander E. Barkas                               Director                          50,000    $  200,000
John C. Kane                                      Director                          12,500    $   50,000
Thomas D. Kiley                                   Director                          10,000    $   40,000

OTHER ARRANGEMENTS

     The Company has entered into individual agreements with each of its directors and executive officers to provide in the event of a merger or acquisition of the Company and another entity, all stock options held by such person will automatically vest in full (1) unless the Company is the surviving entity after such transaction and the Company's stockholders immediately prior to such transaction own a majority of the outstanding securities of the surviving entity or (2) if, as the result of such transaction, the officer or director's position with the Company is terminated or his or her responsibilities are adversely changed or reduced without his or her written consent.

     The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     In December 1996, the Company entered into an agreement with SmithKline under which the Company acquired exclusive United States and Canadian rights to Ridaura, a disease modifying antirheumatic drug. That agreement was amended on November 13, 1997, December 18, 1997, and April 29, 1998. The agreement, together with its amendments, is referred to as the "SKB Agreement." Under the SKB Agreement, in partial consideration for the acquisition, the Company has issued a total of 1,675,512 shares of the Company's Common Stock to SmithKline. In consideration of certain amendments to the original agreement, the Company also paid SmithKline approximately $308,000 in cash on May 4, 1998.

     The Company also issued a promissory note of $11.0 million to SmithKline in connection with the SKB Agreement. The Company paid SmithKline $3.6 million in principal and interest in 1998 and $2.6 million in principal and interest on January 4, 1999. The Company is required to pay interest at prime rate plus 3% per year on the principal amount outstanding of $5.3 million from January 5, 1999 through April 1, 2000.

     Under a related Supply Agreement, SmithKline will manufacture and supply Ridaura, in final package form, to the Company for an initial term through December 2001. See "Stock Ownership."

     The Company has a distribution agreement with CORD Logistics, Inc. ("CORD") for distribution of Ridaura to the Company's direct customers. Pursuant to the agreement, the Company paid CORD an initial start-up fee for implementation and pays monthly fixed fees of $7,500 for system access, customer service and financial services, in addition to other per order and fixed fees for distribution, customer services and financial services. CORD is a subsidiary of Cardinal Health, Inc., of which Mr. Kane (a director of the company) is President, Chief Operating Officer and a director.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who hold more than ten percent (10%) of the Company's outstanding Common Stock (collectively, "Reporting Persons") to file reports with respect to their ownership of and transactions in the Company's securities with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on a review of the copies of those reports furnished to the Company and written representations from certain Reporting Persons that no other reports were required to be filed, the Company believes that all filing requirements under Section 16(a) for the year ended December 31, 1998 were complied with.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK, AND HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND OFFICERS OWN?

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 26, 1999 by (a) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (b) each director and nominee, (c) each executive officer of the Company, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, and the information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                          NUMBER OF
                         NAME                               SHARES           PERCENTAGE
                         ----                            ------------        ----------
Domain Partners III, L.P...............................     2,795,726(1)(6)     13.1%
  Brian H. Dovey
  One Palmer Square, Suite 515
  Princeton, New Jersey 08542
Sprout Capital VII, L.P................................     2,768,671(2)        12.7%
  650 Town Centre Drive, Suite 810
  Costa Mesa, California 92626
Alta Partners..........................................     2,537,163(3)        12.0%
  One Post Office Square Suite 3800
  Boston, Massachusetts 02109
SmithKline Beecham Properties, Ltd.....................     1,675,512            7.9%
  1403 Foulk Road #102
  Wilmington, Delaware 19803-2775
Nevis Capital Management, Inc..........................     1,539,055(4)         7.3%
  1119 St. Paul Street Baltimore, Maryland 21202
New Enterprise Associates VIII, Limited Partnership....     1,248,750(5)         5.9%
  1119 St. Paul Street
  Baltimore, Maryland 21202
Thomas G. Wiggans......................................       334,271(7)         1.6%
Alexander E. Barkas, Ph.D..............................       286,306(8)         1.4%
G. Kirk Raab...........................................       208,827(9)         1.0%
Eugene A. Bauer, M.D...................................       165,437(10)          *
Thomas D. Kiley........................................       116,594(11)          *
W. Scott Harkonen......................................        96,950(12)          *
Ernst H. Rinderknecht, Ph.D............................        80,028(13)          *
John L. Higgins........................................        63,526(14)          *
Joseph J. Ruvane, Jr...................................        46,220(15)          *
John C. Kane...........................................        41,220(16)          *
Robert G. Lederer......................................        20,625(17)          *
     All directors and officers as a group (14
       persons)........................................     4,320,679(18)       19.7%

---------------
  * Less than 1%. Percentages are based on 21,186,465 shares outstanding at March 26, 1999.

     NOTE: Beneficial ownership is determined in accordance with the rules and regulations of the Commission and generally includes voting or investment power with respect to securities. Except as indicated otherwise in the footnotes below, and subject to community property laws where applicable, the Company believes based on information furnished by them that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (1) Includes 1,397,941 shares held by Domain Partners III, L.P., 48,596 shares held by DP III Associates, L.P., 5,435 shares held by Domain Associates, 1,220,747 shares held by Domain Partners IV, L.P. and 29,253 shares held by DP IV Associates L.P. Also includes 66,107 warrants and 27,647 options to purchase shares of Common Stock that will be exercisable on or before May 25, 1999 by Mr. Brian Dovey, a Director of the Company, who is a partner of Domain Associates. Mr. Dovey disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.

 (2) Includes 1,146,200 shares and 301,335 shares issuable upon exercise of warrants, held by Sprout Capital VII, L.P.; 267,119 shares and 1,648 shares issuable upon exercise of warrants, held by Sprout Capital VI, L.P.; 68,823 shares and 12,657 shares issuable upon exercise of warrants, held by DLJ Capital Corporation; 7,412 shares and 3,464 shares issuable upon exercise of warrants held by The Sprout CEO Fund L.P.; 521,618 shares and 243,790 shares issuable upon exercise of warrants, held by Sprout Growth II, L.P.; and 132,621 shares and 61,984 shares issuable upon exercise of warrants held by DLJ First ESC LLC. The calculation of the warrants includes those shares exercisable on or before May 25, 1999.

 (3) As reported on a Schedule 13G/A filed with the SEC on or about Nov. 23, 1998. Includes 1,577,065 shares held by Alta BioPharma Partners, L.P. and as to which Alta BioPharma Partners, L.P. and its general partner (Alta BioPharma Management, LLC) have sole voting and dispositive power, 59,443 shares held by Alta Embarcadero BioPharma, LLC and as to which Alta Embarcadero BioPharma, LLC has sole voting and dispositive power, and 900,655 shares held by Connetics Partners (Alta Bio), LLC, as to which Connetics Partners (Alta Bio), LLC and its sole managing director (Alta/Chase BioPharma Management, LLC) have sole voting and dispositive power. Does not include 4,000 shares held by the husband of Alix Marduel, a general partner of Alta Partners.

 (4) As reported on a Schedule 13G filed with the SEC on or about Feb. 8, 1999.

 (5) As reported on a Schedule 13G/A filed with the SEC on or about Feb. 16, 1999. Includes 1,248,750 shares as to which the following have shared voting and dispositive power: New Enterprise Associates VIII, Limited Partnership, NEA Partners VIII, Limited Partnership, NEA Presidents' Fund, L.P., NEA General Partners, L.P., and the general partners of the various funds. Of the total, New Enterprise Associates VIII, Limited Partnership is the record owner of 1,233,750 shares and NEA General Partners, L.P. is the record owner of 15,000 shares.

 (6) Mr. Dovey's total includes shares beneficially owned by Domain Partners III, L.P., and other entities affiliated with Domain, and as to which Mr. Dovey disclaims beneficial ownership except to the extent of his pecuniary interest in such shares. See footnote 1, above.

 (7) Mr. Wiggans' total includes 119,389 options to purchase shares of Common Stock that will be exercisable on or before May 25, 1999. Also includes 13,490 shares held by Mr. Wiggans' spouse, and 17,986 shares held in trust for Mr. Wiggans' children.

 (8) Dr. Barkas' total includes 11,855 warrants and 15,000 options to purchase shares of Common Stock that will be exercisable on or before May 25, 1999. Also includes 25,985 shares of Common Stock owned by Lynda L. Wijcik, spouse of Dr. Barkas.

 (9) Mr. Raab's total includes 151,987 options to purchase shares of Common Stock that will be exercisable on or before May 25, 1999.

(10) Mr. Bauer's total includes 18,750 options to purchase shares of Common Stock that will be exercisable on or before May 25, 1999.

(11) Mr. Kiley's total includes 87,310 shares held in the Thomas D. and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981, and 10,000 shares held in The Kiley Family Partnership of which Mr. Kiley is a trustee. Also includes 19,284 options to purchase shares of Common Stock that will be exercisable on or before May 25, 1999.

(12) Dr. Harkonen's total includes 86,014 options to purchase shares of Common Stock that will be exercisable on or before May 25, 1999.

(13) Dr. Rinderknecht's total includes 34,490 options to purchase shares of Common Stock that will be exercisable on or before May 25, 1999.

(14) Mr. Higgins' total includes 250 shares of Common Stock held by Amy K. Higgins, spouse of Mr. Higgins. Also includes options to purchase 48,334 shares of Common Stock that will be exercisable on or before May 25, 1999.

(15) Mr. Ruvane's total includes options to purchase 45,000 shares of Common Stock that will be exercisable on or before May 25, 1999.

(16) Mr. Kane's total includes options to purchase 22,500 shares of Common Stock that will be exercisable on or before May 25, 1999.

(17) Mr. Lederer's total includes options to purchase 20,625 shares of Common Stock that will be exercisable on or before May 25, 1999.

(18) See footnotes 6 through 17. The total includes options and warrants to purchase an aggregate of 725,211 shares of Common Stock that will be exercisable on or before May 25, 1999 by all of the officers and non-employee directors as a group.

                                 PROPOSAL NO. 2

                    APPROVAL OF AMENDMENT TO 1994 STOCK PLAN

     At the Annual Meeting, the Company's stockholders are being asked to approve an amendment to the Company's 1994 Stock Plan (the "1994 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to an aggregate of 3,100,000 shares. To enable the Company to continue to grant stock options to new employees upon hiring, the Board of Directors adopted in November 1998 a Supplemental Stock Option Plan (the "Supplemental Plan"), which allows for grants of non-qualified stock options to non-officer and non-director employees of the Company. Except for (a) limiting eligibility to non-officers and non-directors, and (b) only providing for the grant of non-qualified stock options, the Supplemental Plan is identical in its terms to the 1994 Plan. If stockholder approval of the increase of shares under the 1994 Plan is received at the annual meeting, the Supplemental Plan will be terminated.

GENERAL

     The 1994 Plan was adopted by the Board of Directors and approved by the Company's stockholders in August 1994. The Board of Directors initially reserved 337,253 shares of Common Stock for issuance pursuant to stock options and stock purchase rights under the 1994 Plan. An additional 1,011,759 shares were approved for issuance under the 1994 Plan in September 1995, with an additional 150,988 shares in January 1996, an additional 500,000 in January 1997, and an additional 600,000 in February 1998. The Board of Directors believes that, in order to attract qualified employees to the Company and to provide incentive to its current employees and consultants, it is necessary to increase the number of shares available for granting options or rights to purchase Common Stock to such employees pursuant to the 1994 Plan. Accordingly, in February 1999, the Board of Directors amended the 1994 Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares to an aggregate of 3,100,000, for which stockholder approval is requested.

     Options granted under the 1994 Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The Board of Directors, at its discretion, may also grant rights to purchase Common Stock directly, rather than pursuant to stock options, subject to certain restrictions discussed below.

     The 1994 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     As of March 26, 1999, options for 2,066,830 shares were outstanding under the 1994 Plan, 505,390 shares had been issued pursuant to the exercise of options granted under such plan and 27,780 shares remained available for future grants. Shares not exercised or purchased under an option prior to its expiration will be available for future option grants under the 1994 Plan. As of March 26, 1999, the aggregate fair market value of shares subject to outstanding options under the 1994 Plan was $14,726,163, based upon the closing price of the Common Stock as reported on The Nasdaq Stock Market on such date. The actual benefits, if any, to the holders of stock options issued under the 1994 Plan are not determinable as grants under the 1994 Plan are discretionary and, prior to exercise, the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option.

     As of March 26, 1999, since the adoption of the 1994 Plan, 1,037,662 options shares have been granted to executive officers, 888,709 option shares have been granted to other employees and 343,434 option shares have been granted to non-employee directors. Options to purchase 403,000 shares of Common Stock were granted to the Company's executive officers during the fiscal year ended December 31, 1998 under the Company's 1994 Stock Plan.

ADMINISTRATION

     The 1994 Plan may be administered by the Board of Directors or by a committee (or committees) of the Board of Directors. The 1994 Plan is currently being administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee receive no additional compensation for their services in connection with the administration of the 1994 Plan. All questions of interpretation of the 1994 Plan are determined by the Compensation Committee and its decisions are final and binding upon all participants.

ELIGIBILITY

     The 1994 Plan provides that incentive stock options, non-qualified stock options, or stock purchase rights may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. The 1994 Plan also provides that non-qualified stock options and stock purchase rights may be granted to consultants or non-employee directors of the Company or any of its subsidiaries.

     The Board of Directors or its committee selects participants to be issued stock options or stock purchase rights under the 1994 Plan and determines the number of shares to be subject to each option or purchase right. In making such determination, certain factors are taken into account, including the duties and responsibilities of the participant, the value of the participant's services, the participant's present and potential contribution to the success of the Company, and other relevant factors.

     The 1994 Plan provides that the maximum number of shares of Common Stock which may be granted under options or purchase rights to any one employee during any fiscal year is 150,000, subject to adjustment as provided in the 1994 Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional terms and conditions:

          (a) Exercise of the Option. The Board of Directors or its committee determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

          (b) Exercise Price. The exercise price under the 1994 Plan is determined by the Board of Directors or its committee and may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted for incentive stock options. The exercise price of non-qualified stock options may not be less than 75% of the fair market value on the date the option is granted or, in the case of a non-qualified stock option granted to an optionee who is a Named Executive (as defined) of the Company at the time of grant, the exercise price may not be less than 100% of fair market value on the date the option is granted. The fair market value per share is equal to the closing price on The Nasdaq Stock Market on the date of grant. In the case of an incentive stock option granted to an optionee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "10% Stockholder"), the exercise price must not be less than 110 percent of the fair market value on the date of grant.

          (c) Termination of Service. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1994 Plan may be exercised not later than the period of time after such termination determined by the Board or its committee (such period of time not to exceed three months in the case of incentive stock options, or six (6) months in the case of non-qualified stock options, with such determination made at the time of grant) and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

          (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her disability, options may be exercised within six months (or such other period of time not exceeding twelve months as is determined by the Board of Directors or its committee at the time of grant) of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term. In the event that the disability is total and permanent, options may be exercised within twelve months of termination (but in no event later than the expiration date).

          (e) Death. Under the 1994 Plan, if an optionee should die during the term of the option, options may be exercised within twelve months after the date of death to the extent the options were exercisable on the date of death. In no event, however, may the option be exercised after expiration of its term.

          (f) Termination of Options. The 1994 Plan provides that options granted under the 1994 Plan have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Options granted to an optionee who, immediately before the grant of such option, is a 10% Stockholder, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

          (g) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

          (h) Change of Control. In the event of a merger or consolidation in which the Company is not the surviving entity, the Board of Directors may in its discretion provide that options not assumed or substituted by the successor corporation are to become exercisable in full (even as to unvested portions) prior to the consummation of the transaction.

RESTRICTED STOCK PURCHASE RIGHTS

     The 1994 Plan permits the granting of rights to purchase shares of the Company's Common Stock either alone, in addition to, or in tandem with other awards made by the Company. Upon the granting of a stock purchase right under the 1994 Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person is entitled to purchase, the price to be paid and the time in which such person must accept such offer. The purchase price for stock purchased pursuant to such rights shall not be less than 85 percent of the fair market value of such shares on the date of grant (or 100 percent of the fair market value if the person is a Named Executive Officer or a 10% Stockholder). Stock purchase rights granted to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be subject to any restrictions necessary to comply with Rule 16b-3.

     Unless the Administrator of the 1994 Plan determines otherwise, the underlying stock purchase agreement for stock purchased pursuant to a stock purchase right granted under the 1994 Plan will grant the Company a repurchase option with respect to the unvested portion of the purchase right, which repurchase option is exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased shall be the original purchase price paid by the purchaser.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding stock option or stock purchase right, the number of shares subject to each option or purchase right, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1994 Plan. In the event of the proposed dissolution or liquidation of the Company, each outstanding option or purchase right will terminate unless otherwise provided by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the 1994 Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1994 Plan that increases the number of shares that may be issued under the 1994 Plan, changes the class of persons eligible to receive options, modifies the limitation on grants to employees described in the 1994 Plan, results in other changes which would require stockholder approval to qualify options granted under the 1994 Plan as performance-based compensation under Section 162(m) of the Code, or, would require stockholder approval in order to preserve qualification of the 1994 Plan under SEC Rule 16b-3. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1994 Plan. The 1994 Plan terminates in August 2004, provided that any options then outstanding under the 1994 Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX INFORMATION

     The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1994 Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, the disposition of stock acquired upon such exercises, and purchases and dispositions of stock under stock purchase rights, under the 1994 Plan.

     Stock Options. Options granted under the 1994 Plan may be either incentive stock options, or non-qualified stock options. An incentive option is an option intended to satisfy the requirements applicable to incentive stock options under
Section 422 of the Code. Non-qualified stock options do not qualify under
Section 422. If an option is treated as an incentive option, the optionee generally will recognize no income upon grant of the incentive stock option and will incur no tax liability as the result of the grant or exercise of the option unless the optionee is subject to the alternative minimum tax ("AMT") (see discussion below).

     Incentive Stock Options. The Company generally will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an incentive option, regardless of the applicability of the AMT to the optionee. The Company will be entitled to a deduction, however, to the extent that the optionee recognizes ordinary income upon a disqualifying disposition. Upon a sale of the shares more than two years after the grant of an incentive option and one year after the shares are transferred to the optionee, whichever is later, gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss, equal to the difference between the sale price and the exercise price. If shares are disposed of prior to completion of either of these holding periods, the optionee will have made a "disqualifying disposition" of the shares and will recognize ordinary income at the time of disposition. The Company generally will be entitled to a deduction for the year in which the disqualifying disposition occurs in the amount of the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For most individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains is 20% (in the case of shares held more than 12 months after exercise), whereas the maximum rate on ordinary income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

     Non-qualified Stock Options. All other options that do not qualify as incentive stock options are referred to as non-qualified stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-qualified stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Company will generally be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

     Alternative Minimum Tax. The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

     In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to the exercise of a non-qualified stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

     If an optionee pays alternative minimum tax as a result of the ISO exercise, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

     Stock Purchase Rights. Stock purchases under the 1994 Plan will generally be taxed in the same manner as the exercise of a non-qualified stock option, except that the recipient may elect to take into current income, and be taxed at the time of purchase on, the difference (if any) between the purchase price and the value of the shares.

REQUIRED VOTE

     The approval of the amendment to the 1994 Stock Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the approval of the amendment to the 1994 Plan and the reservation of shares for issuance thereunder. The effect of an abstention is the same as that of a vote against the approval of the adoption of the amendment to the 1994 Plan.

                                 PROPOSAL NO. 3

              APPROVAL OF AMENDMENT TO 1995 DIRECTORS' STOCK PLAN

     At the Annual Meeting, the Company's stockholders are being asked to approve an amendment to the Company's 1995 Directors' Stock Plan (the "Directors' Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 shares to an aggregate of 400,000 shares.

     The 1995 Directors' Plan was adopted by the Board of Directors in December 1995 and approved by the Company's stockholders in January 1996. In February 1999, the Company's Board of Directors approved an amendment to the Directors' Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 shares to an aggregate of 400,000 shares, for which stockholder approval is requested.

GENERAL

     The Directors' Plan provides for the grant of non-qualified stock options to non-employee directors of the Company. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the non-employee Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

     As of March 26, 1999, options for 165,000 shares were outstanding under the Directors' Plan, no shares had been issued pursuant to the exercise of options granted under such plan, and 85,000 shares remained available for future grants. Shares not purchased under an option prior to its expiration will be available for future option grants under the Directors' Plan. As of March 26, 1999, the aggregate fair market value of shares subject to outstanding options under the Directors' Plan was $1,175,625, based upon the closing price of the Common Stock as reported on The Nasdaq Stock Market on such date. The actual benefits, if any, to the holders of stock options issued under the Directors' Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below.

     The Directors' Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

ADMINISTRATION

     The Directors' Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

ELIGIBILITY

     Options may be granted only to non-employee Directors of the Company ("Outside Directors"). An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options under the 1994 Plan.

TERMS OF OPTIONS

     The Directors' Plan provides that each person who first becomes a non-employee director of the Company after the effective date of the Directors' Plan, will be granted a non-qualified stock option to purchase 30,000 shares of Common Stock (the "First Option") on the date on which the optionee first becomes a non-employee director of the Company. Thereafter, on the date of each Annual Meeting of the

Company's shareholders at which non-employee directors are elected to the Board, each person so elected (including directors who were not eligible for a First Option) shall be granted an additional option to purchase 7,500 shares of Common Stock (a "Subsequent Option") if he or she shall have served on the Company's Board of Directors for at least six months prior to the date of such Annual Meeting. The Directors' Plan provides that the maximum number of shares for which options may be granted under the Directors' Plan is 400,000 (the "Pool"). However, the Directors' Plan does not specify a maximum or minimum number of shares for which options may be granted to any one non-employee director so long as the total number of shares so granted does not exceed the Pool. No option granted under the Directors' Plan is transferable by the optionee other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order, and each option is exercisable, during the lifetime of the optionee, only by such optionee or permitted transferee.

     The Directors' Plan provides that the First Option granted thereunder shall become exercisable in installments as to 25% of the total number of shares subject to the First Option on each of the first, second, third and fourth anniversaries of the date of grant of the First Option; and each Subsequent Option shall become exercisable in full on the first anniversary of the date of grant of that Subsequent Option. The options will remain exercisable for up to ninety (90) days following the optionee's termination of service as a director of the Company, unless such termination is a result of death, in which case the options will remain exercisable for a six-month period, or disability, in which case the options will remain exercisable for a six-month period (or such other period not exceeding twelve months as is determined by the Board).

     The exercise price of all stock options granted under the Directors' Plan shall be equal to 100% of the fair market value of a share of the Company's Common Stock on the date of grant of the option. Fair market value shall be determined by the Company's Board; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal or, in the event the Common Stock is traded on the Nasdaq Stock Market or listed on a stock exchange, the fair market value per share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal. Options granted under the Directors' Plan have a term of ten years.

MERGER OR SALE OF ASSETS

     The Directors' Plan provides that, in the event of the dissolution or liquidation of the Company, a merger of the Company with or into another corporation in which the Company is not the surviving corporation, a sale of all or substantially all of the Company's assets, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the Company shall give to each non-employee director either
(i) a reasonable time within which to exercise the option in its entirety (including as to shares which would not otherwise be exercisable) prior to the effectiveness of any such transaction at the end of which time the option shall terminate, or (ii) the right to exercise the option in its entirety (or receive a substitute option with comparable terms) as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of any such transaction.

AMENDMENT AND TERMINATION

     The Board of Directors may amend or terminate the Directors' Plan, provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation) the Company shall obtain approval of the stockholders to such amendments to the extent required by such law or regulation. The provisions regarding the grant of options under the Directors' Plan may be amended only once in any six month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     If not terminated earlier, the Directors' Plan will terminate in December 2005.

FEDERAL INCOME TAX INFORMATION

     The federal income tax consequences of participation in the Directors' Plan are the same as apply to optionees who receive non-qualified stock options under the Company's 1994 Stock Plan, as described above under Proposal No. 2.

REQUIRED VOTE

     The approval of the amendment to the Directors' Plan to increase the number of shares reserved for issuance thereunder by 150,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the approval of the amendment to the Directors' Plan and the reservation of shares for issuance thereunder. The effect of an abstention is the same as that of a vote against the approval of the adoption of the amendment to the Directors' Plan.

                                 PROPOSAL NO. 4

                          ADOPTION OF 2000 STOCK PLAN

GENERAL

     In November 1998, the Board of Directors approved, and recommended that the Company's stockholders approve, a new Year 2000 Stock Plan (the "2000 Plan"). A description of the principal terms of the 2000 Plan and its purpose are set forth below. This description is qualified in its entirety by the terms of the 2000 Plan, which is attached to this Proxy Statement as EXHIBIT Aand is incorporated in this Proxy Statement by this reference.

     Initially, an amount equal to three percent (3%) of the shares issued and outstanding on December 31, 1999 will be authorized and available for future grants under the 2000 Plan. Each year thereafter, on the first day of each new calendar year, the number of shares available shall be increased (with no further action needed by the Board or the stockholders) by a number of shares equal to the lesser of 3% of the number of shares of Common Stock outstanding on the last preceding business day, or an amount determined by the Board of Directors. The maximum number of shares reserved and available for issuance pursuant to incentive stock options over the term of the 2000 Plan is 8,000,000. Upon adoption by the stockholders of the 2000 Plan, the 1994 Plan will be terminated.

ADMINISTRATION

     The 2000 Plan will be administered by the Compensation Committee of the Board of Directors, which consists of two non-employee directors (currently, Directors Kane and Ruvane). Members of the Committee serve for such time as the Board determines, and are subject to removal by the Board at any time. The Committee would have the authority to interpret the 2000 Plan and, subject to its terms, to determine the recipients of awards and the times at which awards will be granted, the terms of the awards (which need not be identical), including exercise prices, number of shares subject to awards and terms of exercise and whether an award will be an incentive option, a non-qualified option, or a restricted stock purchase.

ELIGIBILITY

     The 2000 Plan provides for the grant of incentive stock options and non-qualified stock options (collectively, "Options"), and the award of rights to purchase restricted Common Stock, to employees (including officers and directors) and consultants of the Company, except that only employees can receive incentive stock options. For an option to qualify as an incentive option, generally the optionee must remain an employee at all times commencing with the grant of the option and ending with the exercise of the option.

Independent contractors and directors who are not also employees may not be granted incentive options. Incentive stock options may not be granted at an exercise price less than the fair market value of the underlying stock on the date of grant.

LIMITATIONS

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 300,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted stock options or stock purchase rights to purchase up to an additional 300,000 shares of Common Stock.

TERMS OF OPTIONS

     (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. The 2000 Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee's death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

     (e) Nontransferability of Options and Stock Purchase Rights. Unless otherwise determined by the Administrator, options and stock purchase rights granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     (f) Other Provisions. The stock option agreement or restricted stock purchase agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.

RESTRICTED STOCK PURCHASE RIGHTS

     In the case of restricted stock purchase rights, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     If the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

AMENDMENT AND TERMINATION

     The Board of Directors may terminate the 2000 Plan or amend the 2000 Plan from time to time without approval of the stockholders. However, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders with respect to plan amendments in the manner required by such law or regulation. No amendment may impair any options previously granted under the 2000 Plan without the consent of the optionee. The 2000 Plan will terminate in December 2010, unless earlier terminated by the Board of Directors. Any options outstanding at the time of termination of the 2000 Plan will remain in force in accordance with the provisions of the agreements evidencing such grants.

FEDERAL INCOME TAX INFORMATION

     The federal income tax consequences of participation in the 2000 Plan are the same as those that apply to optionee who receive non-qualified and/or incentive stock options under the Company's 1994 Stock Plan, as described above under Proposal No. 2.

PARTICIPATION IN THE 2000 PLAN

     As of the date of this Proxy Statement, there has been no determination by the Board or the Committee with respect to future awards under the 2000 Plan. Accordingly, future awards under the 2000 Plan are not determinable at this time. Had the 2000 Plan been in effect for the 1998 fiscal year, the benefits to the Named Officers and to non-employee directors would have been as follows (based on actual grants made under existing plans) for (1) the Named Officers,
(2) all current executive officers as a group, (3) all current directors who are not executive officers, as a group, and (4) all employees, including all current officers who are not executive officers, as a group:

                       NAME                          OPTIONS GRANTED    VALUE(1)
                       ----                          ---------------    --------
Thomas G. Wiggans..................................       50,000        $ 93,750
                                                         100,000        $262,500
W. Scott Harkonen..................................       25,000        $ 46,875
John L. Higgins....................................       10,000        $ 18,750
                                                          50,000        $131,250
Robert G. Lederer..................................      110,000        $220,000
Ernst Rinderknecht.................................        8,000        $ 15,000
                                                          15,000        $ 39,375
All current executive officers, as a group.........      403,000        $903,750
All current directors who are not executive
  officers, as a group.............................      117,500        $272,813
All employees, including all current officers who
  are not executive officers, as a group...........      346,750        $654,858

---------------
(1) Value shown is the closing price of the Company's Common Stock on December 31, 1998 as reported on the NASDAQ National Market ($5.875 per share), minus the per share exercise price, multiplied by the number of shares underlying the option.

REQUIRED VOTE

     The approval of the 2000 Stock Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR proposal number 4. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to approve the adoption of the 2000 Plan.

                                 PROPOSAL NO. 5

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP served as independent auditors for the Company for the year ended December 31, 1998. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP, as independent auditors, to audit the accounts and records of the Company for the year ending December 31, 1999, and to perform other appropriate services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and if he or she so desires, will be given an opportunity to make a brief statement.

     The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP. If a majority of the shares voted at the Annual Meeting do not vote for the ratification, the Board of Directors will reconsider such selection. Under all circumstances, the Board of Directors retains the corporate authority to change the auditors at a later date.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company is not aware of any other matter which may be presented for action at the Annual Meeting other than the matters referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the

Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Stockholders interested in presenting a proposal for consideration at the Company's annual meeting of stockholders in 2000 may do so by submitting proposals to be considered for inclusion no later than December 22, 1999. Such proposals may be included in next year's Proxy Statement and form of proxy if they comply with certain rules and regulations promulgated by the Commission.

DOCUMENTS INCORPORATED BY REFERENCE

     According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, this proxy statement incorporates by reference the section entitled "Directors and Executive Officers of Connetics" from the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

                                   **********

                             CONNETICS CORPORATION

                               STOCK PLAN (2000)

     1. Purposes of the Plan. The purposes of this Stock Plan (2000) are:

     - to attract and retain the best available personnel for positions of substantial responsibility,

     - to provide additional incentive to Employees, Directors and Consultants, and

     - to promote the success of Connetics' business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2. Definitions. As used in this Plan, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with SECTION 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of Connetics.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with SECTION 4 of the Plan.

          (f) "Common Stock" means the common stock of Connetics.

          (g) "Company" means Connetics Corporation, a Delaware corporation.

          (h) "Consultant" means any person, including an advisor, engaged by Connetics or a Parent or Subsidiary to render services to such entity.

          (i) "Director" means a member of the Board.

          (j) "Disability" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors, employed by Connetics or any Parent or Subsidiary of Connetics. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by Connetics or (ii) transfers between locations of Connetics or between Connetics, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by Connetics is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by Connetics shall be sufficient to constitute "employment" by Connetics.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock

        (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (q) "Officer" means a person who is an officer of Connetics within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

          (r) "Option" means a stock option granted pursuant to the Plan.

          (s) "Option Agreement" means an agreement between Connetics and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

          (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (x) "Plan" means this Stock Plan (2000).

          (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under SECTION 11 of the Plan.

          (z) "Restricted Stock Purchase Agreement" means a written agreement between Connetics and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (cc) "Service Provider" means an Employee, Director or Consultant.

          (dd) "Share" means a share of the Common Stock, as adjusted in accordance with SECTION 13 of the Plan.

          (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to SECTION 11 of the Plan, as evidenced by a Notice of Grant.

          (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of SECTION 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan shall be three percent (3%) of all common stock of the Company outstanding as of December 31, 1999 plus an annual increase to be added on each January 1 equal to the lesser of (a) three percent (3%) of the outstanding Shares on such date, or (b) a lesser amount determined by the Board; provided, however, that the maximum number of Shares that may be issued under this Plan pursuant to Incentive Stock Options is 8,000,000 during the term of the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject to that Option or Stock Purchase Right shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by Connetics at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

          (a) Procedure.

          (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted under this Plan as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions under this Plan as exempt under Rule 16b-3, the transactions contemplated under this Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

             (i) to determine the Fair Market Value;

             (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted under this Plan;

             (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted under this Plan;

             (iv) to approve forms of agreement for use under the Plan;

             (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted under this Plan. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

             (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

             (vii) to institute an Option Exchange Program;

             (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

             (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

             (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

             (xi) to allow Optionees to satisfy withholding tax obligations by electing to have Connetics withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

             (xii) to authorize any person to execute on behalf of Connetics any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

             (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

     (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of Connetics and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this SECTION 6(A), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with Connetics, nor shall they interfere in any way with the Optionee's right or Connetics' right to terminate such relationship at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options:

          (i) No Service Provider shall be granted, in any fiscal year of Connetics, Options to purchase more than 300,000 Shares.

          (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 300,000 Shares, which shall not count against the limit, set forth in subsection (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in Connetics' capitalization as described in
     SECTION 13.

          (iv) If an Option is cancelled in the same fiscal year of Connetics in which it was granted (other than in connection with a transaction described in SECTION 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to SECTION 19 of the Plan, the Plan shall become effective January 1, 2000 after its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under SECTION 15 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of Connetics or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

           (i) In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of Connetics or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions, which must be satisfied before the Option may be exercised.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

           (i) cash;

             (ii) check;

             (iii) promissory note;

             (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

             (v) consideration received by Connetics under a cashless exercise program implemented by Connetics in connection with the Plan;

             (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

             (vii) any combination of the foregoing methods of payment; or

             (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted under this Plan shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when Connetics receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of Connetics or of a duly authorized transfer agent of Connetics), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Connetics shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in SECTION 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in this Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified in this Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11. Stock Purchase Rights.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant Connetics a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with Connetics for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Connetics. The repurchase option shall lapse at a rate determined by the Administrator.

     (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

     (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of Connetics. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in SECTION 13 of the Plan.

     12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of Connetics, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by Connetics; provided, however, that conversion of any convertible securities of Connetics shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Plan, no issuance by Connetics of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Connetics, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of Connetics with or into another corporation, or the sale of substantially all of the assets of Connetics, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Stockholder Approval. Connetics shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and Connetics. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Options granted under the Plan prior to the date of such termination.

     16. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for Connetics with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, Connetics may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for Connetics, such a representation is required.

     17. Inability to Obtain Authority. The inability of Connetics to obtain authority from any regulatory body having jurisdiction, which authority is deemed by Connetics' counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve Connetics of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Reservation of Shares. Connetics, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. Stockholder Approval. The Plan shall be subject to approval by the stockholder of Connetics within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                             CONNETICS CORPORATION

                               STOCK PLAN (2000)

                             STOCK OPTION AGREEMENT

     Unless otherwise defined in this Plan, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.  NOTICE OF STOCK OPTION GRANT

     [OPTIONEE'S NAME AND ADDRESS]

     You have been granted an option to purchase Common Stock of Connetics, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number..........................
Date of Grant.........................
Vesting Commencement Date.............
Exercise Price per Share..............  $
Total Number of Shares Granted........
Total Exercise Price..................  $
Type of Option:.......................  Incentive Stock Option
                                        Nonstatutory Stock Option
Term/Expiration Date:.................

  Vesting Schedule:

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

     [25% OF THE SHARES SUBJECT TO THE OPTION SHALL VEST TWELVE MONTHS AFTER THE VESTING COMMENCEMENT DATE, AND 1/48 OF THE SHARES SUBJECT TO THE OPTION SHALL VEST EACH MONTH THEREAFTER, SUBJECT TO THE OPTIONEE CONTINUING TO BE A SERVICE PROVIDER ON SUCH DATES].

  Termination Period:

     This Option may be exercised for           [DAYS/MONTHS] after Optionee
ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for [ONE YEAR] after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/ Expiration Date as provided above.

II.  AGREEMENT

     1. Grant of Option. The Plan Administrator of Connetics hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated in this Agreement by reference. Subject to
Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

     2. Exercise of Option.

     (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

     (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by Connetics pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of Connetics. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by Connetics of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a) cash; or

          (b) check; or

          (c) consideration received by Connetics under a cashless exercise program implemented by Connetics in connection with the Plan; or

          (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

          (e) with the Administrator's consent, delivery of Optionee's promissory note (the "Note") in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

     4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Exercising the Option.

             (i) Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income

        (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, Connetics will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

             (ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

          (b) Disposition of Shares.

             (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

             (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

          (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify Connetics in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by Connetics on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     7. Entire Agreement; Governing Law. The Plan is incorporated in this Agreement by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of Connetics and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by Connetics and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

     8. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE OF THIS AGREEMENT IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF CONNETICS (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES UNDER THIS PLAN). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT AND THE VESTING SCHEDULE SET FORTH IN THIS AGREEMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD,

OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR CONNETICS' RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

     By your signature and the signature of Connetics' representative below, you and Connetics agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify Connetics upon any change in the residence address indicated below.

OPTIONEE:                                                   CONNETICS CORPORATION

-----------------------------------------------------       -----------------------------------------------------
Signature                                                   By

-----------------------------------------------------       -----------------------------------------------------
Print Name                                                  Title

-----------------------------------------------------
Residence Address

-----------------------------------------------------

                                                                       EXHIBIT A

                             CONNETICS CORPORATION

                               STOCK PLAN (2000)

                                EXERCISE NOTICE

Connetics Corporation
3400 Bayshore Road
Palo Alto, CA 94303

Attention: Secretary

     1. Exercise of Option. Effective as of today,                ,           ,
the undersigned ("Purchaser") hereby elects to purchase           shares (the
"Shares") of the Common Stock of Connetics Corporation (the "Company") under and pursuant to the Stock Plan (2000) (the "Plan") and the Stock Option Agreement
dated             ,        (the "Option Agreement"). The purchase price for the
Shares shall be $          , as required by the Option Agreement.

     2. Delivery of Payment. Purchaser herewith delivers to Connetics the full purchase price for the Shares.

     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of Connetics or of a duly authorized transfer agent of Connetics) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in [SECTION 13] of the Plan.

     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on Connetics for any tax advice.

     6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of Connetics and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by Connetics and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.


Submitted by:                                      Accepted by:
PURCHASER:                                         CONNETICS CORPORATION
--------------------------------------------       --------------------------------------------
Signature                                          By
--------------------------------------------       --------------------------------------------
Print Name                                         Its

Address:                                           Address:
--------------------------------------------       Connetics Corporation
--------------------------------------------       3400 West Bayshore Road
                                                   Palo Alto, CA 94303
                                                   --------------------------------------------
                                                   Date Received

                              CONNETICS CORPORATION

                                      PROXY

                  Annual Meeting of Stockholders, May 19, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CONNETICS CORPORATION

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 19, 1999 and the Proxy Statement and appoints Thomas G. Wiggans and Katrina J. Church, and each of them, as the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Connetics Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's facilities located at 3294 West Bayshore Road, Palo Alto, California 94303, on Wednesday, May 19, 1999 at 9:00 a.m. (the "Annual Meeting"), and at any adjournment or postponement of the Annual Meeting, with the same force and effect as the undersigned might or could do if personally present at the meeting. The shares represented by this Proxy shall be voted in the following manner:

1. To elect the following directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:

                                                                   WITHHOLD
                                                                  AUTHORITY
                                         FOR                       TO VOTE

Alexander E. Barkas, Ph.D.              _____                       _____
Eugene A. Bauer, M.D.                   _____                       _____
Brian H. Dovey                          _____                       _____
John C. Kane                            _____                       _____
Thomas D. Kiley, Esq.                   _____                       _____
G. Kirk Raab                            _____                       _____
Joseph J. Ruvane, Jr.                   _____                       _____
Thomas G. Wiggans                       _____                       _____


   ------    -------------    -----------

2. FOR       AGAINST          ABSTAIN        To approve amendments to the 1994
                                             Stock Plan
   ------    -------------    -----------

3. FOR       AGAINST          ABSTAIN        To approve an amendment to the 1995
                                             Directors' Stock Plan
   ------    -------------    -----------

4. FOR       AGAINST          ABSTAIN        To approve a 2000 Stock Plan to be
                                             effective January 1, 2000
   ------    -------------    -----------


   ------    -------------    -----------
5. FOR       AGAINST          ABSTAIN        To ratify the Board of Director's selection
                                             of Ernst & Young LLP to serve as the
                                             Company's independent auditors for the fiscal
                                             year ending December 31, 1998
   ------    -------------    -----------

6. FOR       AGAINST          ABSTAIN        To transact such other business as may properly come
                                             before the Annual Meeting or any adjournment or
                                             postponement thereof.


        The Board of Directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified above. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

        Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

--------------------------------------------------------------------------------
                         (Print name(s) on certificate)

Please sign your name:
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Date:
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                            (Authorized Signature(s))